Exhibit 99.1

PAUL NEY JOINS MOMENTUS AS CHIEF LEGAL OFFICER AND CORPORATE SECRETARY

Former General Counsel of the United States Department of Defense to shape Company’s legal operations

SAN JOSE, Calif. — Oct. 4, 2021— Momentus Inc. ("Momentus" or the "Company"), a U.S. commercial space company that plans to offer in-space infrastructure services, today announced that Paul Ney, former General Counsel of the United States Department of Defense, joins the Company as Chief Legal Officer and Corporate Secretary.

Ney has nearly four decades of public service and private law practice experience. Most recently, he was presidentially appointed and confirmed by the U.S. Senate to serve as the General Counsel of the Department of Defense. In this position, he was the Department’s chief legal officer leading a team of over 12,000 lawyers that served the Department’s more than 2.8 million military and civilian personnel, and he served as the Designated Agency Ethics Official overseeing the Department’s Standards of Conduct Office. During his tenure in the Department of Defense, the U.S. Space Force and the

U.S. Space Command were established.

In earlier government roles, Ney was the Principal Deputy and the acting General Counsel of the United States Department of the Navy and Chief Deputy Attorney General for the State of Tennessee. He also served as Director of the Nashville Davidson County Mayor's Office of Economic and Community Development.

"Paul and I collaborated on the most critical national security and defense challenges during our time at the Pentagon and I look forward to his partnership at Momentus,” said Momentus Chief Executive Officer John Rood. “His leadership is crucial to our team as we navigate the opportunities of a developing space economy, grow the Company, and implement our National Security Agreement. Paul will also play a key role in protecting our critical technology and intellectual property."

Before his most recent service in the Pentagon, Ney was a partner in the law firms Trauger, Ney & Tuke and Patterson Intellectual Property Law, P.C. He is a registered patent attorney and has more than two decades of experience litigating intellectual property law matters.

"I admire John's vision and share his values, and I'm excited to join him and the Momentus team," said Ney. "It's a compelling time for the space industry, and I look forward to contributing to the Company’s work on creating and providing in-space infrastructure services that can enable people, industries, and companies to use space in new ways.”

Forward Looking Statements

This press release may contain a number of “forward-looking statements”. Forward- looking statements include statements about the developing space economy and industry and anticipated capabilities of Momentus’ technology currently in development. These forward-looking statements are based on Momentus’ management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Momentus’ management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Momentus; risks related to the development of our water-based propulsion system (microwave electrothermal thruster) and other technology, including failures, setbacks or delays in reaching objectives and other milestones; risks related to the ability of customers to cancel contracts for convenience; risks related to compliance with Momentus’ National Security Agreement; risks related to Momentus’ ability to procure all requisite licenses and governmental approvals for its future launches, risks related to the rollout of Momentus’ business and the timing of expected business milestones; the effects of competition on Momentus’ future business; level of product service or product or launch failures that could lead customers to use competitors’ services; developments and changes in laws and regulations, including increased regulation of the space transportation industry; the impact of significant investigative, regulatory or legal proceedings; the ability of Momentus to issue equity or equity-linked securities in the future; and other risks and uncertainties indicated from time to time in the definitive proxy statement/consent solicitation statement/prospectus relating to the business combination, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Momentus. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Forward-looking statements included in this press release speak only as of the date of this press release. Except as required by law, Momentus undertakes no obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in the Momentus’ reports filed with the SEC and available at the SEC’s website at www.sec.gov.

Contacts

Investors

Darryl Genovesi at investors@momentus.space

Media

Jessica Pieczonka at press@momentus.space